UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   JANUARY 20, 2011

Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

180 South Broadway, White Plains, New York	10605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (914) 948-1300

No change since last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07.                                Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on January 20, 2011.  The following actions were taken at the Annual Meeting:

1.  The following persons were elected as Directors by the holders of the Company’s Class A Common Stock, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify:

	Votes For	Votes Withheld	Brokers Non-Votes

Robert Feder	279,905	2,225	34,436
Jeffrey F. Joseph	279,805	2,325	34,436
Steven Baruch	279,805	2,325	34,436
Thomas Viertel	279,805	2,325	34,436

2.  The following persons were elected as Directors by the holders of the Company’s Class B Common Stock, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify:

	Votes For	Votes Withheld	Brokers Non-Votes

Richard Brandt	1,543,214	274,461	-0-
Mortimer Caplin	1,381,442	436,233	-0-

3.  The Stockholders approved the sale of all or substantially all of the Company’s assets in one or more transactions on such terms and subject to such conditions as the Board of Directors of the Company deems appropriate and adopted a plan of liquidation and dissolution of the Company, subject to the discretion of the Board of Directors.  Votes in detail are as follows:

Votes For	Votes Against	Abstain	Brokers Non-Votes

1,703,355	388,914	7,536	34,436

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 21, 2011

PRESIDENTIAL REALTY CORPORATION

By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph
President